                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made this 2nd day of April 2003 by and among Micro-Economics, Inc., a Nevada corporation (the "Parent"), E Med Sub, Inc., a Delaware corporation (the "Subsidiary")(the Parent and the Subsidiary are sometimes collectively referred to as "Micro"), and E Med Future, Inc., a Delaware corporation (the "Company").

                                    RECITALS:

     WHEREAS, the Boards of Directors of the Parent, the Subsidiary and the Company have determined that it is advisable and in the best interests of their respective stockholders for the Parent and the Subsidiary to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of the Parent, the Subsidiary and the Company have each approved the merger of the Subsidiary with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Delaware General Corporation Law ("DGCL");

     WHEREAS, the Parent, the Subsidiary and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

     NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parent, the Subsidiary and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.01 The Merger. Upon the terms and subject to the conditions set forth in
Article VIII, and in accordance with the DGCL, at the Effective Time (as defined below in Section 1.02), the Subsidiary shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of the Subsidiary shall cease and the Company shall continue as the surviving corporation of the Merger.

     1.02 Effective Time; Closing. As promptly as practicable and in no event later than the second business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in any case, the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The term "Effective Time" means the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing will be held at the offices of Kohrman Jackson & Krantz P.L.L., 1375 East Ninth Street, 20th Floor, Cleveland, Ohio 44114 (or such other place as the parties may agree) (the "Closing").

     1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Subsidiary shall vest in the Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Company.

     1.04 Directors and Officers. At the Effective Time, the officers and directors of the Company shall be as follows:

                Robert Ochsendorf         President and Director
                Dane Donohue              Executive Vice President and Director
                Juan J. Perez             Director

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Subsidiary, the Company or the holders of any of the following securities:

     (a) each share of Series A Preferred Stock, $0.001, of the Company (the "Company Series A") issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted into the right to receive 5,000 shares (the "Exchange Ratio") of common stock, par value $.001 per share, of the Parent (the "Parent Common Stock"); provided, however, that, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares;

     (b) each share of the common stock, $0.001, of the Company (the "Company Common Stock") issued and outstanding prior to the Effective Time (all issued and outstanding shares of the Company Common Stock and the Company Series A being hereinafter collectively referred to as the "Company Securities") shall be canceled and shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio divided by 5,000 (all such shares of Parent Common Stock being herein referred to as the "Merger Consideration"); and

     (c) each share of common stock, par value $.001 per share, of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock of the Company.

     2.02 Exchange of Certificates.

     (a) Exchange Procedures. At the Closing, the Company shall surrender to Parent all certificates representing shares of the Company Securities (the "Certificates") that are in the Company's possession in exchange for the Merger Consideration. Certificates representing the Merger Consideration shall be issued to the Company's stockholders. Immediately following the Effective Time, all Certificates surrendered to Parent shall be canceled. Any stockholder of the Company whose Certificates are not delivered at the Closing shall receive the Merger Consideration with respect to such Certificates upon delivery to Parent after the Closing of such Certificates.

     (b) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate.

     (c) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

     (d) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional shares, the aggregate number of shares of Parent Common Stock to which each holder of a fractional share interest is entitled pursuant to this Section 2.02(d) shall be rounded to the nearest whole share of Parent Common Stock.

     (e) No Liability. Neither Parent nor the Company shall be liable to any holder of shares of the Company Securities or the Parent Securities for any such shares, or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

     (f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond, in such reasonable amount as the Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Parent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any dividends or other distributions to which the holders thereof are entitled.

     2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing shares of the Company Securities outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided in this Agreement or by law.

                                   ARTICLE III

                         INDEMNIFICATION / NO AFFILIATE

     3.01 Indemnification of Micro. Micro hereby agrees to indemnify and hold harmless (i) the Company and its respective affiliates from and against all claims, damages, liabilities, losses, expenses or proceedings (collectively, the "Claims") asserted against, resulting to, imposed upon or incurred by the Company and its respective affiliates, by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty of the Parent or Subsidiary contained in or made pursuant to Article V of this Agreement (regardless of whether such breach, representation and warranty is subject to a materiality exception or is made to the knowledge of Micro) and (ii) the Company from any liability arising out of the ownership or operation of Micro prior to the Effective Time.

     3.02 Indemnification of the Company. The Company hereby agrees to indemnify and hold harmless (i) Micro and their respective affiliates from and against all Claims asserted against, resulting to, imposed upon or incurred by Micro and their respective affiliates, by reason of, arising out of or resulting from the inaccuracy or breach of any representation or warranty of the Company contained in or made pursuant to Article IV of this Agreement (regardless of whether such breach, representation and warranty is subject to a materiality exception or is made to the knowledge of the Company) and (ii) Micro from any liability arising out of the ownership or operation of the Company prior to the Effective Time.

     3.03 No Affiliate. All parties agree that after the Effective Time, that neither Capital General Corporation, a Utah corporation, nor any of its officers and directors have any ongoing or other business relationship with any of the parties to this Agreement, or their officers, directors and promoters, nor any family or other relationships with such, and therefore have no ability to exercise any control or influence over the management and conduct of Micro's business.

                                   ARTICLE IV

            REPRESENTATIONS, AGREEMENTS AND WARRANTIES OF THE COMPANY

THE COMPANY hereby represents, agrees and warrants that:

     4.01 Organization. The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, (ii) has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as now owned and operated by it or presently proposed to be conducted, and (iii) is duly qualified to do business and is in good standing in any jurisdiction its business requires qualification, except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have individually or in the aggregate a material adverse effect on the business, assets, liabilities, results of operations, financial condition or prospects (a "Material Adverse Effect") of the Company.

     4.02 Capital. The authorized capital stock of the Company consists of 20,000,000 shares of the Company Common Stock and 10,000 shares of the Company Series A. As of the date of this Agreement, no shares of the Company Common Stock and 3,970 shares of the Company Series A are issued and outstanding as described in Exhibit 4.02. All of the issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this section, there are no shares of capital stock of the Company issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

     4.03 Subsidiaries. The Company does not have any subsidiaries.

     4.04 Directors and Officers. Exhibit 4.04 to this Agreement contains the names and titles of all directors and officers of the Company as of the date of this Agreement.

     4.05 Financial Statements. Exhibit 4.05 to this Agreement includes the audited financial statements of the Company as of December 31, 2001 and the unaudited financial statements of the Company as of September 30, 2002. The financial statements have been prepared in accordance with generally accepted accounting principles and practices ("GAAP") consistently followed throughout the period indicated, other than the unaudited financial statements which do not include all footnotes required by GAAP, and fairly present the financial position of the Company as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     4.06 Absence of Changes. Since September 30, 2002, the Company has in all material respects conducted its business in the ordinary course consistent with past practices and there has not occurred: (i) any material change in its financial condition or operations except for changes in the ordinary course of business. (ii) any capital investment in, any loan to or any acquisition of the securities or assets of any other person; (ii) any creation, incurrence, assumption or guarantee of any indebtedness, (iii) any amendments or changes in the certificate of incorporation or bylaws of the Company, (ii) any material change in the accounting methods, principles or practices of the Company except as required by GAAP or as a result of a change in law, (iv) any sale, issuance or other disposition of any of its capital stock, or grant of any options, warrants or other rights of any kind with respect to any of its capital stock, or (v) the making of any loan to, or entry into any transaction with, any of its directors, officers and employees outside the ordinary course of business.

     4.07 Absence of Undisclosed Liabilities. Except as disclosed in Exhibit 4.05, the Company does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

     4.08 Tax Returns. Within the times and in the manner prescribed by law, the Company has (i) filed (or will timely file) all federal, state or local tax returns required by law to be filed by it for tax years ended prior to the date of this Agreement and all such returns are or will be complete and accurate in all material respects, (ii) paid all taxes, assessments and penalties due and payable and (iii) made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes or liens as to taxes of any nature payable by the Company.

     4.09 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Parent, Subsidiary or their attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of the Company. The Company shall make available to Parent, Subsidiary or their attorneys all books and records of the Company. If the transaction contemplated hereby is not completed, all documents received by Parent, Subsidiary or their attorneys shall be returned to the Company and all information so received shall be treated as confidential.

     4.10 Patents, Trade Names and Rights. The Company owns or holds all necessary patents, trademarks, service marks, trade names, copyrights and other rights necessary to the conduct or proposed conduct of its business, except as could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company.

     4.11 Compliance with Laws. The Company has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business except where the failure to be in such compliance could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company.

     4.12 Litigation. The Company is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation concerning its business, assets or financial condition. The Company is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court or agency, nor is it engaged in any lawsuits to recover monies due to it.

     4.13 Authority. The Board of Directors of the Company authorized the execution of this Agreement and the consummation of the transactions contemplated herein. Subject to stockholder approval, the Company has full power and authority to execute, deliver and perform the transactions contemplated by this Agreement. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject as to the enforcement of remedies to general equitable principles and to bankruptcy, insolvency or similar laws.

     4.14 Ability to Carry Out Obligations. No filing with, and no permit, authorization consent or approval of, any court, tribunal or Governmental Person is necessary for the execution, delivery and performance of this Agreement by the Company or of the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (i) any breach or default of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, (iii) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset, (iv) a violation of any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, or (v) the suspension, termination or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of Governmental Persons applicable to the Company except in the case of clauses (ii), (iv) and (v) for violation, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspension or revocations which could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Company. "Governmental Person" means any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, bureau, body or entity of the United States of America or of any state, county, municipality or other political subdivision of the United States of America.

     4.15 No Default. The Company is not in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (i) its articles of incorporation or bylaws, (ii) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, insurance policy, commitment or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound or affected, (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, or (iv) any license, permit and other consent or approval of Governmental Persons applicable to the Company.

     4.16 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company.

     4.17 Assets. Except as disclosed in Exhibit 4.05, the Company has good and marketable title to all of its property free and clear of any and all liens, claims or encumbrances.

     4.18 Investment Intent. The Company understands and acknowledges that the shares of common stock of the Parent offered or sold pursuant to this Agreement are being offered in reliance upon the exemption from registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, for nonpublic offerings and that the shares issued to its stockholders in connection with the merger will be restricted shares subject to Rule 144 of the Securities Act.

     4.19 Public "Shell" Corporation. The Company is aware that the Parent has public stockholders and is a "shell" corporation without significant assets or liabilities. The Company acknowledges that a Form 8-K must be filed with the United States Securities and Exchange Commission ("SEC") within fifteen days after the closing of this Agreement which filing requires that audited financial statements be filed within sixty days after the filing of the 8-K, and the Company agrees that such responsibility shall not be the responsibility of the officers and directors of the Parent or the Subsidiary, but the sole responsibility of the officers and directors of the Company.

     4.20 No Assurances or Warranties. The Company acknowledges that there can be no assurance regarding the tax consequences of this transaction, nor can there be any assurance that the Code or the regulations promulgated thereunder will not be amended in such manner as to deprive it of any tax benefit that might otherwise be received. The Company acknowledges that it is relying upon the advice of its tax advisors with respect to the tax aspects of the transactions contemplated by this Agreement. No representations or warranties have been made by the Parent, Subsidiary or their officers, directors, affiliates or agents, as to the benefits to be derived by the Company in completing this transaction, nor have any of them made any warranty or agreement, expressed of implied, as to the tax or securities consequences of the transactions contemplated by this Agreement or the tax or securities consequences of any action contemplated by this Agreement.

     4.21 Full Disclosure. None of the representations, warranties or statements made by the Company contained in this Agreement or any other documents delivered by the Company pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits to state any material fact necessary to make the statements in this Agreement and any other document, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE V

                   REPRESENTATIONS, AGREEMENTS AND WARRANTIES
                        OF THE PARENT AND THE SUBSIDIARY

The Parent and Subsidiary represent, agree and warrant that:

     5.01 Organization. Each of the Parent and the Subsidiary (i) is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and Delaware, respectively, (ii) has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as now owned and operated by it or presently proposed to be conducted, and (iii) is duly qualified to do business and in good standing in any jurisdiction its business requires qualification, except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Micro.

     5.02 Capital. The authorized capital stock of the Parent consists of 50,000,000 shares of the Parent Common Stock. As of the date of this Agreement, 1,000,000 shares of the Parent Common Stock are currently issued and outstanding as described on Exhibit 5.02. The authorized capital stock of the Subsidiary consists of 3,000 shares of common stock. As of the date of this Agreement, 100 shares are currently issued and outstanding, all of which are held by Parent. All of the issued and outstanding shares of each of the Parent and the Subsidiary are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this section, there are no shares of capital stock of the Parent or the Subsidiary issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating the Parent or the Subsidiary to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock or securities.

      5.03 Subsidiaries. Other than the Subsidiary, Micro has no other subsidiaries and does not own any interest in any other enterprise, whether or not such enterprise is a corporation.

      5.04 Directors and Officers. Exhibit 5.04 to this Agreement contains the names and titles of the officers and directors of the Parent and the Subsidiary as of the date of this Agreement.

      5.05 Financial Statements. Exhibit 5.05 to this Agreement includes the audited financial statements of the Parent as of December 31, 2002. The financial statements have been prepared in accordance with GAAP consistently followed throughout the period indicated and fairly present the financial position of the Parent as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

      5.06 Absence of Changes. Since December 31, 2002, Micro has in all material respects conducted its business in the ordinary course consistent with past practices and there has not occurred: (i) any material change in its financial condition or operations except for changes in the ordinary course of business, (ii) any capital investment in, any loan to or any acquisition of the securities or assets of any other person; (ii) any creation, incurrence, assumption or guarantee of any indebtedness, (iii) any amendments or changes in the articles of incorporation or bylaws of the Parent or the Subsidiary, (ii) any material change in the accounting methods, principles or practices of Micro except as required by GAAP or as a result of a change in law, (iv) any sale, issuance or other disposition of any of its capital stock, or grant of any options, warrants or other rights of any kind with respect to any of its capital stock, or (v) the making of any loan to, or entry into any transaction with, any of its directors, officers and employees outside the ordinary course of business.

      5.07 Absence of Undisclosed Liabilities. Except as disclosed in Exhibit 5.05, Micro does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

      5.08 Tax Returns. Within the times and in the manner prescribed by law, Micro has (i) filed (or will timely file) all federal, state or local tax returns required by law to be filed by it for tax years ended prior to the date of this Agreement and all such returns are or will be complete and accurate in all material respects, (ii) paid all taxes, assessments and penalties due and payable and (iii) made adequate provision on its most recent balance sheet for any unpaid taxes. There are no present disputes or liens as to taxes of any nature payable by Micro.

      5.09 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, the Company shall have the opportunity to meet with the accountants and attorneys of Micro to discuss the financial condition of Micro. Micro shall make available to the Company all books and records of Micro. If the transaction contemplated hereby is not completed, all documents received by the Company or its attorneys shall be returned to Micro and all information so received shall be treated as confidential.

      5.10 Compliance with Laws. Micro has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations affecting its properties or the operation of its business except where the failure to be in such compliance could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Micro and Micro has complied with, and is not in violation of, applicable federal and state securities laws.

      5.11 Litigation. Micro is not a party to, nor to the best of its knowledge is there pending or threatened, any suit, action, arbitration or legal, administrative or other proceedings, or governmental investigation concerning its business, assets or financial condition. Micro is not in default with respect to any order, writ, injunction or decree of any Governmental Person, nor is it engaged in any lawsuits to recover monies due to it

      5.12 Authority. The Board of Directors of each of the Parent and the Subsidiary has authorized the execution of this Agreement and the consummation of the transactions contemplated herein. Subject to stockholder approval, Micro has full power and authority to execute, deliver and perform the transactions contemplated by this Agreement. This Agreement constitute a legal, valid and binding agreement of Micro, enforceable against Micro in accordance with its terms, subject as to the enforcement of remedies to equitable principles and to bankruptcy, insolvency or similar laws.

      5.13 Ability to Carry Out Obligations. No filing with, and no permit, authorization consent or approval of, any court, tribunal or Governmental Person is necessary for the execution, delivery and performance of this Agreement by Micro or of the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Micro and the performance of its obligations hereunder will not cause, constitute, conflict with or result in (i) any breach or default of the provisions of any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw or other agreement or instrument to which it is a party or by which it may be bound, nor will any consents or authorizations of any party other that those hereto be required, (ii) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation, (iii) an event that would result in a creation or imposition of any lien, charge or encumbrance on any asset, (iv) a violation of any order, writ, injunction, decree, statute, rule or regulation applicable to Micro, or (v) the suspension, termination or revocation of any certificates of need, accreditation, registrations, licenses, permits and other consents or approvals of Governmental Persons applicable to Micro except in the case of clauses (ii), (iv) and (v) for violation, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspension or revocations which could not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on Micro.

      5.14 No Default. Micro is not in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or a default under) any term, condition or provision of (i) its articles of incorporation or bylaws, (ii) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, insurance policy, commitment or other instrument or obligation to which Micro is a party or by which it or any of its properties or assets may be bound or affected, (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Micro or any of its properties or assets, or (iv) any license, permit and other consent or approval of Governmental Persons applicable to Micro.

      5.15 Brokers. Except as disclosed in Exhibit 5.15, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Micro in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Micro.

      5.16 Securities Disclosures. Micro has filed all forms, reports, schedules, proxy materials, registration statements and related prospectuses and supplements and other documents required to be filed by Micro with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), through the year ended December 31, 2002 and up to the date hereof (collectively, the "SEC Documents"). The SEC Documents were, and those additional documents filed between the date hereof and the closing date of this Agreement will be, prepared and filed in full compliance with the rules and regulations promulgated by the SEC, and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Registration Statement filed by the Parent on June 30, 1993 and any post-effective amendments thereto have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendments thereto have been issued and no proceeding for that purpose has been initiated or threatened by the SEC. The required filings and procedures for the listing and issuance of a symbol for Parent's Common Stock by the NASDAQ Over-the-Counter Bulletin Board have been complied with, and Parent's Common Stock is currently listed under the symbol MENM and will continue to be eligible for listing immediately upon the consummation of the Merger.

      5.17 Full Disclosure. None of the representations, warranties or statements made by Micro contained in this Agreement or any other documents delivered by Micro pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits to state any material fact necessary to make the statements in this Agreement and any other document, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE VI

                    CONDUCT OF BUSINESSES PENDING THE MERGER

      6.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless the Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) the business of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of business and in a manner consistent with past practice.

      6.02 Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed) the business of the Parent shall be conducted only in, and Parent shall not take any action except in the ordinary course of business and in a manner consistent with past practice.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

      7.01 Filing of Form 8-K. Immediately after the Effective Time, new management of the Parent will procure the prompt preparation and file with the SEC appropriate notice describing this transaction on Form 8-K or other applicable form, and otherwise comply with the provisions of the Exchange Act. In addition, new management of the Parent will prepare and file with the SEC an amendment to the Form 8-K that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b) within 60 days after filing the original report on Form 8-K.

      7.02 Obligations of Parent. Parent shall take all action necessary to cause Parent to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

      7.03 Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Persons any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

      7.04 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither Parent nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

      7.05 Change of Corporate Name of Parent. Prior to the Effective Time, Parent shall have caused all appropriate corporate action to have been taken to amend its articles of incorporation to change the name of Micro Economics, Inc. to E Med Future, Inc. or another appropriate name selected by the Company.

      7.06 Board of Directors of Parent. The present directors of Parent shall have caused the appointment of the individuals listed in Section 1.05 of this Agreement to the Board of Directors of Parent at the Effective Time followed by the immediate resignation of all present officers and directors of Parent.

      7.07 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

      8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and the Subsidiary to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

      (a) this Agreement and the issuance of the Merger Consideration pursuant to the terms of the Merger, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of (i) the stockholders of the Company in accordance with the DGCL and the Company's certificate of incorporation and (ii) the stockholders of Subsidiary in accordance with the rules of the DGCL and Subsidiary's articles of incorporation;

      (b) no Governmental Person or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; and

      (c) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Persons.

      8.02 Conditions to the Obligations of Micro. The obligations of Micro to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Material Adverse Effect, and Parent shall have received a certificate of the chief executive officer or chief financial officer of the Company to such effect; and

      (b) the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have a Material Adverse Effect, and Parent shall have received a certificate of the chief executive officer or chief financial officer of the Company to that effect.

      8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) each of the representations and warranties of Micro contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Material Adverse Effect, and the Company shall have received a certificate of the chief executive officer or chief financial officer of Parent to such effect; and

      (b) Micro shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to comply would not have a Material Adverse Effect, and the Company shall have received a certificate of the chief executive officer or chief financial officer of Parent to that effect.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

      9.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

      (a) by mutual written consent duly authorized by the Boards of Directors of each of Parent and the Company;

      (b) a Governmental Person or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered a law, rule, regulation, judgment, decree, executive order or award which is final and nonappealable preventing the consummation of the Merger; or

      (c) by Parent or the Company upon a breach of any material representation, warranty, covenant or agreement on the part of the Parent or the Company set forth in this Agreement, or if any representation or warranty of the Parent or the Company shall have become untrue.

      9.02 Effect of Termination. Except as provided in Section 9.01, in the event of termination, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, the Subsidiary or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

      9.05 Expenses. All legal, accounting and other expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated.

                                    ARTICLE X

                               GENERAL PROVISIONS

      10.01 Survival of Representations, Warranties and Agreements. The representations, warranties and covenants set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing Date.

      10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

            if to Parent or the Subsidiary:

                   Ms. Krista Nielson
                   Capital General Corporation

                     8661 S. Highland Drive, #150
                     Sandy, Utah 84093
                     Fax: 801-485-7774

            with a copy to (which shall not constitute notice to such party):

                     David H. Day, Esq.
                     Day, Shell & Liljenquist, L.C.
                     45 East Vine Street
                     Murray, Utah 84107
                     Fax: 801-262-6758

            if to the Company:

                     E Med Future, Inc.
                     794 Morrison Road
                     Suite 911
                     Columbus, Ohio 43230
                     Fax: 614-577-1009

            with a copy to (which shall not constitute notice to the Company):

                     Christopher J. Hubbert, Esq.
                     Kohrman Jackson & Krantz P.L.L.
                     1375 East Ninth Street, 20/th/ Floor
                     Cleveland, Ohio 44114
                     Fax: 216-631-6536

      10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

      10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      10.05 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      10.06 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.07 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      10.08 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

      IN WITNESS WHEREOF, the Parent, the Subsidiary and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             Micro-Economics, Inc.


                                             _________________________
                                             By:  Krista Nielson
                                             Its: President

                                             E Med Sub, Inc.


                                             _________________________
                                             By:  Krista Nielson
                                             Its: President

                                             E Med Future, Inc.


                                             _________________________
                                             By:  Dane Donohue
                                             Its: Vice President